Exhibit 99.3

[Letterhead of Wachovia Securities]

Board of Directors
Triarc Companies, Inc.
1155 Perimeter Center West
Atlanta, Georgia 30338

Ladies and Gentlemen:

We hereby consent to the inclusion of our opinion letter, dated April 23, 2008, to the Board of Directors of Triarc Companies, Inc. (“Triarc”) as Annex B to, and reference thereto under the captions “SUMMARY — Opinions of Financial Advisors — Triarc’s Financial Advisor,” “THE MERGER — Background of the Merger,” “THE MERGER — Triarc Board of Directors’ Recommendation” and “THE MERGER — Opinion of Triarc’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed transaction involving Triarc and Wendy's International, Inc., which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Triarc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Wachovia Capital Markets, LLC
WACHOVIA CAPITAL MARKETS, LLC

July 31, 2008